EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Western Reserve Bancorp, Inc. on Form S-8 pertaining to the Western Reserve Bancorp, Inc. Employee Stock Purchase Plan of our report dated March 22, 2010 on the consolidated financial statements of Western Reserve Bancorp, Inc., which report is incorporated by reference in Form 10-K for Western Reserve Bancorp, Inc. for the year ended December 31, 2009.

Crowe Horwath LLP

Cleveland, Ohio
March 23, 2010